Exhibit 3.7
              Certificate of Amendment to Articles of Incorporation
                                of eClickMD, Inc.
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

         Pursuant to the provisions of the Nevada Revised Statutes, eClickMD, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

1. The undersigned hereby certify that on the 19th day of January 2004, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Article III of the Bylaws of this corporation the Board of Directors approved, consented to, affirmed, and adopted the following resolution:

         RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

         To amend Article FIRST of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from eClickMD, Inc. to SecureCare Technologies, Inc:

         To amend Article FOURTH of the corporation's Articles of Incorporation to provide that each share of issued and outstanding Common Stock of the corporation shall be split to become one and one half shares.

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of eClickMD, Inc.'s shares entitled to vote, consented in writing to the adoption of the Amendment to Article FIRST of the Articles of Incorporation as follows:

         " First. The Name of the corporation is: SecureCare Technologies, Inc.

3. Pursuant to the provisions of the Nevada Revised Statutes, a majority of eClickMD, Inc.'s shares entitled to vote, consented in writing to the adoption of the Amendment to Article FOURTH of the Articles of Incorporation as follows:

         Article FOURTH shall be amended by adding the following paragraph at the end thereof:

                  "Each of the 10,000,000 issued and outstanding shares of the corporation's common stock issued and outstanding on the date hereof shall be split to become one and one half shares with the additional capital related to such shares being added to the stated capital of the corporation. Any fractional shares shall be rounded up to the next whole number."

         In witness whereof, the undersigned being the President and Secretary of eClickMD, Inc., a Nevada corporation, hereunto affixes their signatures this 24th day of February, 2004.


/s/ NEIL BURLEY                           /s/ NEIL BURLEY
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Neil Burley, Chief Financial Officer      Neil Burley, Secretary

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